N E W S B U L L E T I N	POINT.360 2777 N. ONTARIO STREET BURBANK, CA 91504 Nasdaq: PTSX

FOR FURTHER INFORMATION: AT THE COMPANY: Alan Steel Executive Vice President (818) 565-1444

FOR IMMEDIATE RELEASE - BURBANK, CA, February 12, 2008

POINT.360 ANNOUNCES SECOND QUARTER AND SIX-MONTH RESULTS.

Point.360 (NASDAQ: PTSX), a leading provider of integrated media management services, today announced results for the three and six month periods ended December 31, 2007.

Haig S. Bagerdjian, the Company’s Chairman, President and Chief Executive Officer said: “With the completion of the sale our advertising distribution business to DG FastChannel and the creation of new Point.360 by the Spin-off of our post-production business to our shareholders, we are concentrating on internal consolidation of facilities and the evaluation of acquisition opportunities. We believe that we can improve profitability through organic growth, by streamlining of our operations and the expansion of our geographical presence and service offerings by acquiring complementary businesses. We believe our strong financial position will enhance our ability to attract suitable acquisition candidates.”

The first half results reflect the sum of the periods July 1-August 13 and August 14 (the date of the Spin-off) - December 31, 2007. Results for the prior year’s first quarter and six-month results have been carved out of Old Point.360 for comparative purposes.

Revenues

Revenue for the quarter ended December 31, 2007 totaled $12.1 million compared to $11.4 million in the same quarter last year. Revenues for the six months ended December 31, 2007 were $22.5 million, up 3% from last year.

Gross Margin

In the second quarter of fiscal 2008, gross margin was $3.9 million (32% of sales), compared to $3.7 million (33% of sales) in the prior year’s first quarter. For the six months ended December 31, 2007, gross margin was $6.3 million (28% of sales) compared to $6.8 million (31% of sales) last year. Lower margins in the fiscal 2008 were principally the result of the addition of Eden FX .

Selling, General and Administrative and Other Expenses

For the second quarter of fiscal 2008, SG&A expenses were $3.8 million, or 32% of sales, compared to $3.4 million, or 29% of sales in the second quarter of last year. For the six months ended December 31, 2007, SG&A expenses were $7.7 million (34% of sales) compared to $6.6 million (30% of sales) last year. The increase is due to the addition of Eden FX, Costs associated with the divestiture of our advertising distribution business and the need for an additional audit for filing a transitional Form 10-K due to the change in our fiscal year.

In the first quarter for 2008, the Company recorded a restructuring charge of $0.5 million related to the August 13, 2007 decision to vacate one of its facilities and certain other reorganization costs. These charges are shown separately in the consolidated statement of income (loss).

Interest expense decreased $0.1 million and $0.1 million, respectively, in the second quarter and first half of fiscal 2008 compared to the same periods of last year due to lower debt levels.

Operating Income (Loss)

Operating income was $0.1 million in the second quarter of 2008 compared to $0.4 million in last year’s second quarter. Operating loss was $1.4 million in the first six months of 2008 compared to a profit of $0.3 million in the same period last year due principally to the effects of the Eden FX acquisition and restructuring charges.

Net Income (Loss)

For the second quarter of 2008, the Company reported net income of $0.1 million ($0.01 per share) compared to net income of $0.2 million ($0.02 per share) in the same period last year. In the six month period ended December 31, 2007, the Company reported a net loss of $1.1 million compared to a profit of $0.1 million in 2006. During the quarter ended December 31, 2007, the Company recorded an income tax benefit of $55,000 ($278,000 for the six-month period) based on the expected taxable income to be realized in the fiscal year ending June 30, 2008.

Selected Balance Sheet Statistics (in thousands - unaudited)*

	June 30, 2007	Dec 31, 2007
Working Capital	$9,814	$16,636
Property and equipment, net	11,330	9,708
Total assets	38,565	43,935
Due to parent company	5,871	-
Current portion of long term debt	-	1,786
Long-term debt, net of current portion	-	3,751
Shareholders equity	20,587	26,533

The table below summarizes results for the three and six month periods ended December 31, 2006 and 2007 (in thousands except per share amounts:

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2007	2006	2007

Revenues	$11,432,000	$12,141,000	$21,841,000	$22,501,000
Cost of services	(7,700,000)	(8,248,000)	(15,028,000)	(16,238,000)

Gross profit	3,732,000	3,893,000	6,813,000	6,263,000
Selling, general and administrative expense	(3,353,000)	(3,820,000)	(6,559,000)	(7,145,000)
Restructuring costs	-	-	-	(513,000)

Operating income (loss)	379,000	73,000	254,000	(1,395,000)
Interest expense, net	(78,000)	-	(211,000)	(65,000)
Income (loss) before income taxes	301,000	73,000	43,000	(1,460,000)
(Provision for) benefit from income taxes	(73,000)	55,000	62,000	278,000
Net income (loss)	$228,000	$128,000	$105,000	$(1,182,000)

Basic and diluted earnings (loss) per share:
Net income (loss)	$0.02	$0.01	$0.01	$(0.11)
Weighted average number of shares	10,553,410	10,553,410	10,553,410	10,553,410

* The consolidated statements of income (loss) and presentation of balance sheet statistics do not represent the results of operations or the financial position of the Company in accordance with generally accepted accounting principles (GAAP), and are not to be considered as alternatives to the balance sheet or statement of income, operating income, net income or any other GAAP measurements as an indicator of operating performance or financial position. Not all companies calculate such statistics in the same fashion and, therefore, the statistics may not be comparable to other similarly titled measures of other companies. Management believes that these computations provide useful information to investors.

About Point.360

Point.360 is a leading integrated media management services company providing film, video and audio post-production, archival, duplication, computer graphics and distribution services to motion pictures studios, television networks, independent production companies and multinational companies. Point.360 provides the services necessary to edit, master, reformat and archive clients’ audio and video content, including television programming, feature films and movie trailers.

Point.360’s interconnected facilities provide service coverage to all major U.S. media centers. Clients include major motion pictures studios, advertising agencies and corporations.

Forward-looking Statements

Certain statements in Point.360 press releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation (i) statements concerning the Company’s projected revenues, earnings, cash flow and EBITDA; (ii) statements of the Company’s management relating to the planned focus on internal growth and acquisitions; (iii) statements concerning reduction of facilities and actions to streamline operations; (iv) statements on actions being taken to reduce costs and improve customer service; (v) statements regarding new business and new acquisitions (vi) statements of Point.360’s management relating to the Spin-off and merger of its post-production and spot advertising distribution business, respectively; (vii) statements concerning expected operating efficiencies that may be achieved after the spin-off transaction and (viii) the potential creation of additional shareholder value after completing the transactions described in the preceding phrases. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievement of Point.360 to be materially different from those expected or anticipated in the forward-looking statements. Please also refer to the risk factors described in the Company’s SEC filings, including its quarterly reports on Form 10-Q, its Form S-1 registration statement filed on July 26, 2007 and Form 10-K/T filed on November 12, 2007. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward- looking statements. In addition to the factors described in the Company’s SEC filings, including its quarterly reports on Form 10-Q, its registration statement on Form S-1 and Form 10-K/T, the following factors, among others, could cause actual results to differ materially from those expressed herein: (a) lower than expected net sales, operating income and earnings; (b) less than expected growth; (c) actions of competitors including business combinations, technological breakthroughs, new product offerings and marketing promotional successes: (d) the risk that anticipated new business may not occur or be delayed; (e) the risk of inefficiencies that could arise due to top level management changes and (f) general economic and political conditions that adversely impact the Company’s customers’ willingness or ability to purchase or pay for services from the Company. The Company has no responsibility to update forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.